UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 12, 2007 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P.O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On December 12, 2007, Pacific Gas and Electric Company (Utility) filed an application with the California Public Utilities Commission (CPUC) requesting approval to upgrade elements of the Utility’s existing advanced metering infrastructure, known as the SmartMeter™ program, originally proposed by the Utility in 2005 and approved by the CPUC in July 2006.  The Utility seeks approval to install solid-state electric meters that would offer an expanded range of service features for customers and increased operational efficiencies for the Utility.  The solid-state meters would include (i) built-in load-limiting connect-disconnect switches to allow the Utility to connect and disconnect power to a customer’s premises remotely and (ii) home area network (HAN) gateway devices that would provide for enhanced two-way communication with programmable communicating thermostats and other in-home devices.  These upgraded meters would provide energy conservation and demand response options for electric customers.  In addition, the solid-state electric meters are designed to facilitate the Utility’s ability to incorporate future advanced metering technology innovations in a timely and cost-effective manner. (As stated in the application, the Utility is also evaluating an emerging meter reading network technology known as RF Mesh to potentially upgrade its current power line carrier network technology.  The application does not, however, seek incremental funding for the network upgrade project.  The Utility anticipates funding the network upgrade within previously approved CPUC funding levels.)

The Utility estimates that these upgrades will cost approximately $623 million over the forecast five-year installation period, including approximately $565 million of forecasted capital expenditures.  The Utility forecasts that the cost of these upgrades will be fully offset over the 20-year expected useful life of the meters by operational cost savings and benefits resulting from new energy conservation and demand response programs and initiatives.  The Utility has requested that the CPUC authorize the Utility to collect estimated total revenue requirements of approximately $360 million through customer electric rates over the years 2009 through 2012 in order to recover the estimated capital and expense of the upgrades.

The Utility may begin implementing certain upgrades during the second half of 2008.  The Utility has proposed a procedural schedule that contemplates that a pre-hearing conference would be held in January 2008, and that a final decision would be issued by the CPUC by October 16, 2008.  PG&E Corporation and the Utility cannot predict the outcome of this proceeding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: December 12, 2007	By:	LINDA Y.H.CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: December 12, 2007	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary